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                                                                    EXHIBIT 99.1

                               [LIQUID AUDIO LOGO]

FOR IMMEDIATE RELEASE

                      LIQUID AUDIO SETTLES BEMUSIC LAWSUIT;

                  ANNOUNCES PAYMENT DATE FOR CASH DISTRIBUTION

REDWOOD CITY, Calif., Jan. 24 - Liquid Audio, Inc. (Nasdaq: LQID) today announced that it entered into a settlement agreement with BeMusic, Inc., a unit of Bertelsmann AG, by which each side has agreed to dismiss its claims against the other with prejudice. Accordingly, the board of directors of Liquid Audio unanimously approved a payment date of Wednesday, Jan. 29, 2003 for a cash distribution of $2.50 per share to stockholders of record as of Dec. 10, 2002.

Liquid Audio previously announced that its board of directors unanimously approved a cash distribution of $2.50 per share to stockholders of record as of Dec. 10, 2002, payable on Dec. 20, 2002. On Dec. 16, 2002, BeMusic filed a lawsuit against Liquid Audio seeking to enjoin the cash distribution to stockholders.

Pursuant to Nasdaq rules, because the cash distribution is 25 percent or greater of the security value, the ex-dividend date will be Jan. 30, 2003, the first business day following the payable date. Accordingly, any share traded before the ex-dividend date should continue to be accompanied by a due-bill in accordance with Nasdaq rules.

As part of the settlement with BeMusic, Liquid Audio agreed to set aside a cash reserve of $7,000,000 to share in the defense of the patent action brought by SightSound that is presently pending in the United States District Court for the Western District of Pennsylvania.

Liquid Audio, Inc. is a leading provider of software, infrastructure and services for the secure digital delivery of media over the Internet. The Liquid Audio solution gives content owners, Web sites and companies the ability to publish, syndicate and securely sell digital media online with copy protection and copyright management. Using the Liquid(TM) Player software, available for free download at www.liquidaudio.com, consumers can preview and purchase downloadable music from hundreds of affiliate Web sites in the Liquid Music Network(TM).

Liquid, Liquid Audio, Liquid Player, Liquid Music Network and the Liquid Audio logo are trademarks of Liquid Audio, Inc.

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "will," "guidance" and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of Liquid Audio, the industries and markets in which the company operates and the pending litigation. Those statements are not guarantees of future performance and involve risks, uncertainties and assumptions that will be difficult to predict. Therefore, actual
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outcomes and results may differ materially from what is expressed or implied by those forward-looking statements. Factors that may affect Liquid Audio's business, financial condition and operating results include the effects of changes in the economy, consumer spending, the stock market and the industries in which it operates generally, changes affecting the Internet and e-commerce, the ability of the company to maintain relationships with strategic partners and suppliers, the ability of the company to timely and successfully develop, maintain and protect their technology and product and service offerings and execute operationally and the ability of the company to attract and retain qualified personnel. These factors may also include, but are not limited to, general market conditions, our ability to develop new products to meet market demand, our ability to maintain cost controls; the mix of products and services our customers require and the effects of natural disasters, international conflicts and other events beyond our control. More information about potential factors that could affect Liquid Audio can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by Liquid Audio with the Securities and Exchange Commission. Liquid Audio expressly disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.